Exhibit 10.3

Addendum to certain equity award agreements

For purposes of this Agreement, a voluntary termination of employment by the Holder shall be deemed to be Retirement if, but only if, all of the following conditions are satisfied as of the effective date of termination of employment:

(a)	A Minimum of two years have elapsed from the date of grant of the Awards covered by this Agreement;

(b)	Holder is 65 years of age or older;

(c)	Holder has completed five or more years of service with the Company or its Affiliates;

(d)	The Company’s Chief Executive Officer has approved the Retirement in writing (which approval the CEO may grant, withhold or condition in his discretion); and

(e)	The Holder has agreed in writing, in a form reasonably acceptable to the Company, not to engage in any business in competition with the Company and its Affiliates or to solicit the employees of the Company or its Affiliates to leave their employment for at least one year from the date of termination of employment.

Upon Retirement, the Awards granted under this Agreement shall vest and be treated for all purposes as if the Holder’s employment had been terminated by the Holder for “Good Reason”.